EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA
FOR ASSET-BACKED ISSUERS

AEP Texas Central Company (the "Servicer"), as a party participating in the servicing function under Item 1122 of Regulation AB, hereby reports on its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as follows:

(1) The Servicer is responsible for assessing compliance with the servicing criteria applicable to it. The servicing criteria specified in the following paragraphs of paragraph (d) of Item 1122 of Regulation AB are not applicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Senior Secured Transition Bonds, Series A: (1)(ii) (outsourcing), (1)(iii) (back-up servicing), (1)(iv) (fidelity bond), (2)(vi) (unissued checks), (3)(ii) (allocation and remittance), (4)(iii) (additions, removals or substitutions), (4)(v) (records regarding pool assets), (4)(ix) (adjustments to interest rates), (4)(xi) (payments on behalf of obligors), (4)(xii) (late payment penalties), (4)(xiii) (obligor disbursements), and (4)(xv) (external credit enhancement);

(2) The Servicer used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria;

(3) The Servicer has determined that it is in compliance with the applicable servicing criteria as of December 31, 2014 and for the period January 1, 2014 through December 31, 2014, which is the period covered by this report on Form 10-K; and

(4) Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of December 31, 2014 and for the period January 1, 2014 through December 31, 2014, which is the period covered by this report on Form 10-K.

Date: March 27, 2015

AEP TEXAS CENTRAL COMPANY,
as Servicer

/s/ Julia A. Sloat
Name: Julia A. Sloat
Title: Treasurer and Senior Officer in Charge of
the Servicing Function, AEP Texas Central Company, as Servicer